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                                                                   EXHIBIT 10(i)

                             PARTNERSHIP AGREEMENT

This Agreement is entered into on 12/7/1427H, corresponding to 6/8/2006 by and between:

      1- Arabian American Development Company, previously known as Arabian Shield Development Company, a company organized and existing under the laws of the State of Delaware, having its head office at North Central Express Way- Dallas-75231 USA, herein represented by MR. HATIM AL-KHALDI, MANAGER OF ITS KINGDOM BRANCH, hereinafter referred to as (FIRST PARTY); and

      2- Thamarat Najran Company, a company organized and existing under the laws of the Kingdom of Saudi Arabia, C.R No. 5950010275 dated 06.01.1426H, having its head office at Najran, herein represented by ENGINEER AYMAN ABDURRAHMAN AL-SHIBL, MANAGER.

      3- Qasr AL-Ma'adin Corporation, owned by His Royal Highness, Prince Nawaf bin Mish'al bin Saud bin Abdul Aziz, C.R. No. 1010220095 dated 10.05.1427H, having its head office at Riyadh, herein represented by HIS ROYAL HIGHNESS, PRINCE NAWAF BIN MISH'AL BIN SAUD BIN ABDUL AZIZ.

      4- Durrat Al-Masani' Corporation, owned by Mr. Mohamed bin Mani' bin Sultan Abal'ala, C.R. No. 1010220094, having its head office at Riyadh, herein represented by MR. MOHAMED BIN MANI' BIN SULTAN ABAL'ALA.

                    (HEREIN REFERRED TO SEVERALLY AND JOINTLY AS "SECOND PARTY")

                                    PREAMBLE

      Confirming all the previous negotiations and discussions between the two parties above, the parties above intend to establish a closed joint stock between Arabian American Development Company, previously known as Arabian Shield Development Company, whose branch in Saudi Arabia still operates under the previous name and the second party. The head office of the planned company shall be located at Jeddah, and its object shall be exploiting the mining franchise granted to Arabian Shield Development Company pursuant to the Royal Decree No. 137 dated 05.11.1413H. with total project Financing, which according to estimates made by specialist companies $ 120.000.000 (One Hundred Twenty Million American Dollars), and the paid up capital should be $ 60.000.000 (Sixty Million Dollar) with shares equally distributed between the two parties: 50% for the First Party and 50% distributed among the other present partners or new partners designated later by the Second Party, who shall have the right to name them and designate the share of each within the 50% allocated for the Second Party.

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      NOW THEREFORE, it has been agreed as follows:

      FIRST: The above preamble is considered an integral part of this Agreement.

      SECOND: The two parties agree to establish a joint stock company with a mixed capital under the name (AL MASANE AL KOBRA MINING COMPANY), hereinafter referred to as (The Joint Company), having its head office at Jeddah and shall be entitled to establish branches within and without the Kingdom.

      THIRD: The two parties agree that the Joint Sock Company's total financing shall be $ 120.000,000 (One Hundred Twenty Million American Dollars), 50% to be paid by each party, and the paid capital shall be $ 60 000 000 (Sixty Million American Dollars) to be paid by the Second party as follows:

      a- $ 30.000.000 (Thirty Million American Dollars) against its capital share (50%).

      b- $ 30.000.000 (Thirty Million American Dollars) to be paid by the Second Party on behalf of the First Party against the value of First Party's effort, expertise, assets and franchise right granted pursuant to Royal Decree No. 137 dated 05.11.1413H. The partners of the company shall, within six months following its incorporation, seek to provide the amount of $ 60000000 (Sixty Million American Dollars) by any means, including loans from Saudi Industrial Development Fund SIDF or/and local banks, in order to cover the entire share in Company's total capital.

FOURTH: The two parties agree to form the first Board of Directors for the mixed company of six members: three representing the First Party and three representing the Second Party. The directors' powers and determinative effect of their resolutions shall be provided for in separate contracts or in the Joint Stock Company's articles of association. The chairman of the Board shall be of the Saudi partners' representatives, however, without casting vote. Each party shall nominate its representatives within fifteen days from the date of a request made by the Ministry of Commerce & Industry to that effect.

FIFTH: The two parties agree that the Joint Stock Company's activity shall be the mining of known base metals' ore (copper and zinc), concomitant metals (gold and silver), in addition to producing condensed copper and zinc and gold and silver alloys, in accordance with the franchise right granted to Arabian Shield Development Company by virtue of Royal Decree No. 137 dated 05.11.1423H.

SIXTH: The two parties agree to the transfer of the exploration license application filed in the name of the First Party to the name of the Joint Stock Company, after the latter's incorporation, for obtaining the exploration license and franchise later.

SEVENTH: The two parties agree to the transfer of the mining franchise granted to the First Party to the Joint Stock Company after its incorporation.

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EIGHTH: The two parties agree that Kadasa Law Firm, of P.O.Box 20883 Riyadh
11465 shall be the address For all notices and correspondence during the incorporation phase.

NINTH: The two parties shall seek to solve any dispute arising from this Agreement amicably. However, if the two parties fail to reach an amicable solution, both parties consent to refer any dispute to an arbitration board formed in accordance with the provisions of the Saudi Arbitration Law issued by virtue of the Royal Decree No M/46 dated 12/07/1403, and the Saudi Law shall be the applicable law.

TENTH: This Agreement supersedes all previous agreements if any and memoranda of understanding between the two parties, and should be binding to them and enforceable against them after been signed.

                                FIRST PARTY
                                ARABIAN SHIELD DEVELOPMENT CO

                                NAME: HATEM EL-KHALIDI

                                SIGNATURE: /s/Hatem El-Khalidi

                                SECOND PARTY INCLUDES:

                                1-THAMARAT NAJRAN CO.

                                NAME: AYMAN A. ALSHIBL

                                SIGNATURE: /s/Ayman A. Alshibl

2-QASR AL-MA'ADIN CORPORATION               3-DURRAT AL-MASANI'CORPORATION

NAME: Raad Kadasa                           NAME: Raad Kadasa

SIGNATURE: /s/Raad Kadasa                   SIGNATURE: /s/Raad Kadasa